Contract for

                    Beijing Antai Communication Equipment

                              Corporation Ltd.


                                  Contents

Article 1   General principal
Article 2   Two parties of the joint venture
Article 3   Founding of a joint venture company
Article 4   Objectives and Business scope of the joint venture
Article 5   Registered capital and total investment
Article 6   Obligations of both parties
Article 7   Marketing
Article 8   Board of Directors
Article 9   Management and administration
Article 10  Purchase of equipments and material
Article 11  Labour management
Article 12  Financing, taxing, auditing and foreign curruncy
Article 13  Term of the joint venture
Article 14  Termination of the contract
Article 15  Insurance
Article 16  Amendment, updating and release of the contract
Article 17  Obligation of the party breaching the contract
Article 18  Force Majeure
Article 19  Laws applicable
Article 20  Dispute resolution
Article 21  Language
Article 22  Validity of the contract

                       The Contract for Beijing Antai
                  Communication Equipment Corporation Ltd.

                         Article 1 General Principal

      In accordance with the stipuiations of "The Law of the Peoples Republic of China on Joint Ventures Using Chinese and Foreign Investment: and other related laws and rules, and on the basis of equality and mutual benefit, Beijing Aquatic Product Inc. of the Peoples Republic of China and Raedes Company limited of Hong Kong, both agree to establish a Joint Venture Enterprise with joint investment and hereby sigh this contract.

                 Article 2 Two parties of the joint ventures

      Item 1: Both parties in this contrat are:
      Beijing Aquatic Product Inc. of China (hereafter referred to as party
A) is a registered company in the PRC, its statutory address being: 42 Yong Wai Cuo Yuan, Feng Tai District, Beijing, China and statutory representative: Name: Wang Jingran, Position: Manager, Nationality: China Raedes Company limited of Hong Kong (hereafter referred to as Party B) is a registerred company in Hong Kong with its statutory address being: Flat 5E, 37 Bacemar Hill Road, Hong Kong, and statulory representative: Name: Wang Duenyin, Position: General Manager, Nationality: USA.

                Article 3 Founding of a joint venture company

      Item 2: In accordance with "The Law of the Peoples Republic of China on Joint Venture Enlerprises Using Chinese and Foreign Investment" and other related laws both Party A and Party B agree to establish a joint venture enterprise in the PRC, Beijing, a limited liability company (hereafter referred to as the Joint Venture.

      Item 3:         China name for the Joint Venture

                      English name for the Joint Venture
                      Beijing Antai Communication Equipment
                      Corporation Ltd. (ATC)
                      Statutory address of the Joint Venture
                      #42, Yong Wai Guo Yuan, Feng Tai district, Beijing,
                      China.

      Item 4: All the activities of the Joint Venture should abide by the stipulation of the laws, ordinances and related regulations of the PRC.

      Item 5: The Joint Venture takes the form of limited liability company. party A and party B shall share profits, risks and losses at the ratio of each contribution to the registered capital.

        Artical 4 Objectives and Business scope of the Joint Venture

      Item 6: The Joint Venture is operated on the basis of commercial principles of justice, legality, and mutual benefits. It should strengthen economic co operation and technical exchange, apply advance and applicable scientific management techniques to develop and produce all kinds of interfaces and related equipments for wire and wireless communication switching systems , signalling equipments, new products; to develope international market, so that economic results satisfactory to both parties can be achieved.

      Item 7: Business scope are to design, produce and sale electronic communication equipments and related computer software and hardware, Digital instruments, interfaces and signalling equipments for switching equipments, electro-mechanic products, to provide after sale services.

      Item 8:  Production capacity and plan as follows
               First phase: T1 interface 2000 channels per year,
                            6 million RMB incomming, 0.8 milling
                            profits RMB

               Second phase: MFC interface 10000 channels per year switching system 5000 sets per year, 20 millin RMB incoming, 3 milling profits.

      With expansion of production 6 to 8 new products will be developed every year and annual output value will increase 15% every year.

              Article 5 Registered capital and total investment

      Item 9: The registered capital of the Joint Venture shall be US$ 1.4 million.

      Item 10: With paid up capital of US$ 1 million the contribution made by Party A shall be US$ 0.5% million accounting for 50% of the total, the contribution made by Party B shall be US$ 0.5 million accounting for 50% of the total.

      Item 11: Party A and Party B shall invest by cash and goods according to the agreed amount

      Party A: Equipment US$ 0.3 million, Cash US $.2 million using RMB to instead of USD the exchange rate is the rate at the day the contract signed.

      Party B: Equipment US$ 0.2 million , office equipments US$ 10000.00, Cash US$ 0.29 million.

      Joint Venture will use loan to get US$ 0.4 million.
      The equipments list is attached.

      Item 12: The total amount of investment should be completed by three times. First time each party contributes 15% of the total, it completed within 90 days after getting operation license. Second time each party contributes 35% of the total, it is completed within 180 days after getting operation license, Third time each party contributes 50% of the total, it is completed within one year after getting operation license.

      Item 13: It is agreed that it shall be necessary to obtain the relevent higher authorities, if either party A or party B transfers part or all of this capital investment to a third party. The other party shall have the first right of refusal to purchase when one party transfers its investment, either partially or totally.

                    Article 6 Obligations of both parties

      Item 14: Both parties have the following responsibilities:
      Resposibilities for party A
      1. Application to the authorities of China for Approval, registration and operation and operation licence of setting up joint venture.
      2. Application to the authorities of estate and land for the right to use the land.
      3. To put investments on time according to Item 11, 12.
      4. Assistance in purchasing equipments, material, raw material, office equipments, transportation and communication facilities in China.
      5. Assistance in hiring chinese managers, technicians, workers and other staff for joint venture.
      6. Other related things. Responsibilities for party B
      1. To put investment on time according to Item 11, 12.
      2. Assistance in providing material processing for communication systems in international market.
      3. Responsible for providing material processing for communication systems in international market.
      4. Assistance in organising international business.
      5. Other related things.

                             Article 7 Marketing

      Item 15: The products from joint venture will be sold 60% in China and 40% abroad.

      Item 16: The ways to sale abroad are the following: Joint venture sale 80% abroad directly, 20% are sold by agents.

      Item 17:  Joint venture sale products in China directly.

      Item 18: In order to make sales and provide aftersale services in China and abroad, joint venture will set up sales and services branch centers in China and abroad.

      Item 19: The trade mark used for products of the joint venture is ATC.

                        Article 8 Board of directors

      Item 20: The official registration date of the Joint Venture is the date of its establishment.

      Item 21: The Board of Directors shall consists of 4 Directors, 2 of which are assigned by party A. 2 of which are assigned by party B. Chairman is assigned by Party A, vice chairman is assigned by party A and party B, their tenures of office shall be 4 year.

      Item 22: The Board of Directors is the highest authority of the Joint Venture. It shall decide all the matters of importance of the Joint Venture. The following must be decided by Board of Directors.

      1. Updating the regulations of Joint Venture
      2. Ending the Joint Venture
      3. Increasing and transfering the registered capital.
      4. Merging other economic organizations into the Joint Venture
      5. Profit distribution plan
      6. Auditing and approving annual budget and final accounts.
      7. Auditing production and operation report submitted by General Manager.
      8. Appointments and removals of General manager and high level management staff.

      Item 23: Chairman is the legal person of the Joint Venture when the Chairman can not carry out his obligations for whatever reason, he can authorize the vice Chairman or other directors to act on his behalf.

      Item 24: The Board meeting shall be convened at least once a year and shall be sponsored by the chairman. Initiated by three quarters of the directors, the chairman can convene extempore Board meeting while memorandum of the meeting shall be kept on file.

                   Article 9 Management and administration

      Item 25: The Joint Venture will set up administration organization there is a general manager who is employed by Board of Directors.

      Item 26: The general manager shall be directly responsible to the Board of Directors, carry out all the decisions of the Board, organize and be responsible for daily work.

      Administration organization consists of many departments responsible to generate manager dealing with different work.

      Item 27: The general manager can be dismissed by Board of Directors, if he is found to be seriously derelict in his work.

               Article 10 purchase of equipments and material

      Item 28: If the conditions in China are the same as in other countries, the raw material of equipments, parts transportation and office facilities needed in the Joint Venture shall be purchased in China.

      Item 29: If Joint Venture entrusts party B with purchasing material, equipments in foreign market, the quality and price must be agreed by party A.

                        Article 11 Labour management

      Item 30: Issue of the employment, dismissal, resignation, salaries and welfare, labour insurance, labour protection, labour discipline, etc., shall be handled according to the "Regulations of the PRC on the Labour Administration of the Joint Venture Enterprises Using Chinese and Foreign Investment."

         Article 12 Financing, taxing, auditing and foreign curruncy

      Item 31: The Joint Venture should pay all the taxes required according to the related laws and stipulations of the PRC.

      Item 32: The Joint Venture should pay expenses of using land and building rent.

      Item 33: The staff members of the Joint Venture should pay individual income tax according to "Indiuidual Income Tax Law of the PRC"

      Item 34: The Joint Venture should draw reserue funds, enterprise development funds and welfare and reward funds according to the stipulations of "The Law of the PRC on Joint Venture Enterprises Using Chinese and Foreign Investment", the ratio of which funds to be drawn each year should be decided by the Board of Directors according to the status of business of the Joint Venture.

      Item 35: The fiscal year of the Joint Venture starts from the 1st day of January and ends on the 31st day of December of each year. All the accounting certificates, documents, reports and account books should be written both in English and Chinese.

      Item 36: For accounting and auditing, the Joint Venture should hire accountants and auditors registered in the PRC, and report these results to the Board of Directors and the General Manager. If Party B is willing to hire auditors of another country for auditing of the annual finance, Party A should agree, but all changes be paid by Party B.

      Item 37: In the first three months of the business year, the Debit/Credit accounts of the last business 1year, documents of profit/loss accocunts and profit sharing plan should be initiated by the General Manager and submitted to the Board of Directors for review and approual.

                    Article 13 Term of the Joint Venture

      Item 38: The term of the Joint Venture shall be 20 years. The date of the acquisition of the business licence for the Joint Venture shall be the date of its establishment. It is necessary to submit an application to the department in charge for the extension of the term of the Joint Venture six month prior to the expiration of the term of the Joint Venture provided a motion is initialled by one of the Parties and approved unanimously by the Board of Directors.

                   Article 14 Termination of the contract

      Item 39: Upon announcment of the termination of the contract, the Joint Venture will make liquidation according to "Liquidation procedure of Beijing foreign investment enterprises". After liquidation, the liabilities should be first used to return debts, then to be shared according to the actual ownership of the parties.

                            Article 15 Insurance

      Item 40: All the insurances of the Joint Venture should be made in the insurance company registered in China or Beijing insurance company. The insurance level, value and time depends on regulations of insurance company and are decided by Board of Directors.

         Article 16 Amendment, updating and release of the contract

      Item 41: When amendment is made to this contract and its appendixes, it shall not be valid unless a written agreement is signed by both Parties and submitted to and approved by the original inspection authorities.

      Item 42: With the unanimous agreement of the Board of Directors and approual of the original inspection department, the Joint Venture can be terminated prior to the original term of the contract be terminated in aduance if the Joint Venture suffers losses in consecutiue years and is incapable of going on with the business for certain reasons.

          Artical 17 Obligation of the party breaching the contract

      Item 43: Obligation should go to the Party if it is that Party's fault that effects the implementation or complete implementation of the contract and its appendixes.

      Item 44: If either Party fails to contribute the amount of the investment committed by the time stipulated in Article 5 of the contract, the Party breaching the contract shall pay the Party observing the contract 15% of the total amount of inuestment overdue each day counting from the 30th bank date overdue. Should the Party breaching the contract fail to contribute the amount of capital it committed for 90 days, apart from the total sum of the 15% of the above mentioned fines, the Party observing the contract has the right terminate the contract according to Article 14 of the contract and demand the party breaching the contract to compensate for its losses.

      Item 45: Both Parties shall be liable for the breach of the contract, if the fault is due to both Parties.

                          Article 18 Forces majeure

      Item 46: As the consequence of Force Majeure, such as earthquakes, typhoons, floods, fires, wars or other natural calamities, which cannot be predicated, or the happening or consequence of which cannot be prevented or avoided, and directly affects the execution of the contract, of execution of the contract according to the terms stipulated in the contract the Party that encounters Force Majeure should notify the other Party by telegram of the actual situation of the accident. Valid documents to certify the detailed happenings of the accident, and valid documents to certify the reasons of it inability to fulfill or completely fulfill, or the necessity to postpone the fulfillment of the contract, should by submitted to the other Party within fifteen (15) days of the accident, and should be certified by the notarization department of the region where the accident took place. Disputes arising from cases of Force Majeure shall be resolued through negotiations between the two Parties as to whether to terminated the contract or partially release the obligations of the affected Party, or postpone the fulfillment of the contract according to the effect of the accident on the fulfillment of the contract.

                         Article 19 Laws applicable

      Item 47: The signing, validity, explanation and implementation of this contract should abide by the laws of the People's Republic of China.

                        Article 20 Dispute resolution

      Item 48: Should any dispute arise from the implementation of or relating to the contract, both Parties shall resolve them through friendly negotiations. If the discrepancies cannot be solved by negotiations, they should be submitted to the Arbitration Committee of the China Council for promotion of International Trade for solution, whose decision shall be final and legally binding on both Parties.

      Item 49: During the process of arbitration, the contract should be executed with no interruption, except for those parts relating to discrepancies under arbitration.

                             Artical 21 Language

      Item 50:  This Contract is written by Chinese

                     Artical 22 Validity of the contract

      Item 51: The contract including its appendixes shall be valid only when it has been approved by Beijing Aquatic Product Inc. or its trusted organizations, The valid date is the date of signature.

      Item 52: Any communication relating to the rights and obligations of the two Parties should be made in written form, except notices, telegrams and telexes. The addresses for correspondence between the two Parties.

      Item 53: This contract is signed by both parties authorized representalives at sept. 23, 1992 in Beijing China


Beijing Aqualic Product Inc.           The Raedes Company

China                                  Limited, Hong Kong